Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements of LifeMD, Inc. (the “Company”) on Forms S-1 (File Nos 333-255586 and 333-250985), Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (File No. 3333-255586), Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (File No. 333-250985), Form S-3 (File Nos. 333-258143, 333-279860 and 333-280033), and Form S-8 (File Nos. 333-276201, 333-284256, 333-280709 and 333-277971) of our report dated March 11, 2025, with respect to our audits of the consolidated financial statements of LifeMD, Inc. as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 and our report dated March 11, 2025 with respect to our audit of internal control over financial reporting of LifeMD, Inc. as of December 31, 2024, which reports are included in this Annual Report on Form 10-K of LifeMD, Inc. for the year ended December 31, 2024.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

/s/ Marcum LLP

Marcum LLP

Marlton, New Jersey

March 11, 2025